December 17, 2004

Mr. Dana Lockhart
Chief Financial Officer
Airbus North America Sales Inc.
198 Van Buren Street, Suite 300
Herndon, VA 20170

Re: Letter Agreement (the "Letter Agreement") Related to the Scheduled Payment on (5) Airbus A321 Aircraft subject to individual trust indenture and mortgage agreements (the "Aircraft")

You and we have agreed to work in good faith to effectuate an amendment to each of the Purchase Agreements related to Airbus A319/320/321 aircraft and A330/340 aircraft and certain other agreements between Airbus, the Company and/or their respective affiliates during the Chapter 11 proceedings of the Company to provide additional liquidity to US Airways, Inc. ("US Airways" or the "Company") and to permit the Company to satisfy the December 1, 2004 scheduled payment obligations on the Aircraft totaling $9,047,072.03 in the aggregate.

1.     The parties shall enter into Omnibus Amendment No. 2 in the form set forth as Exhibit 1 hereto contemporaneously with the execution of this Letter Agreement and shall work in good faith to enter into one or more agreements reflecting the following principal terms:

2.      Payments to be made by Airbus or its affiliates hereunder or under any amendment referred to herein shall be conditional on (i) Aviateur having received the deferred portion of the December 1 payment to which Omnibus Amendment 2 relates and (ii) to the issuance of the court approval referred to in paragraph 13 below.

3.      An amendment to that certain purchase agreement related to Airbus A319/320/321 aircraft (the "A320 Purchase Agreement") which will provide for the cancellation of US Airways Group, Inc.'s ("USA Group") rights in respect of the purchase of thirty-five (35) narrow body aircraft and the payment of approximately $2.9 million of previously paid purchase right deposits related to such aircraft to the Company. The parties agree that there shall be no remaining purchase right aircraft pursuant to the A320 Purchase Agreement as of the amendment and that the provisions relating thereto are no longer in force or effect.

4.      An amendment to the A320 Purchase Agreement which will provide for the conversion of certain credit memoranda restricted to the purchase of goods and services, described in Paragraph 5.4.2 of Letter Agreement No. 7 to the A320 Purchase Agreement and as amended in Paragraph 12 of Letter Agreement No. 1 to Amendment No. 12 to the A320 Purchase Agreement, in the amount of US dollars - one million five hundred thousand (US$1,500,000) into a cash payment in the amount of one million five hundred thousand dollars (US$1,500,000) to the Company which shall upon payment of such amount reduce the balance of such credit as of the date hereof to zero, subject to reconciliation by the parties.

5.      An amendment to the A320 Purchase Agreement which will provide for the conversion of certain credit memoranda restricted to the purchase of goods and services, described in Paragraph 2 to Amendment No. 13 to the A320 Purchase Agreement, in the amount of US dollars - one million, into a cash payment in the amount of US dollars - one million (US$1,000,000) to the Company. The balance of such credit remaining after the conversion provided in this Paragraph 5 shall be reconciled and agreed by the parties.

6.      An amendment to that certain purchase agreement related to Airbus A330/340 aircraft ("A330 Purchase Agreement") which will provide for the conversion of certain credit memoranda restricted to the purchase of goods and services described in Paragraph 4 of Amendment No. 7 to the A330 Purchase Agreement in the amount of US dollars - five hundred thousand (US$500,000), into a cash payment in the amount of US dollars - five hundred thousand (US$500,000) to the Company which shall upon payment of such amount reduce the balance of such credit as of the date hereof to zero.

7.      An amendment to the A320 Purchase Agreement which will provide that, or so long as there is any remaining outstanding balance of goods and services credits pursuant to:

(i) Paragraph 2 of Amendment No. 13 of the A320 Purchase Agreement or

(ii) Paragraph 6 of Amendment No. 13 of the A320 Purchase Agreement or

(iii) Paragraph 3 of Amendment No. 13 of the A320 Purchase Agreement;

should USA Group or the Company, as the case may be, at any time have an outstanding trade balance for any goods and services purchased from Airbus, then, notwithstanding any provision in any amendment executed in order to give effect to this Letter Agreement or in the A320 Purchase Agreement to the contrary, Airbus is hereby authorized by each of USA Group and the Company to immediately deduct the amount of any trade invoice issued by Airbus to USA Group or the Company from the outstanding balance of such goods and services credits noted above. In the event that USA Group or the Company in good faith disputes the validity of any invoice that has been paid through deduction from such goods and services credits within thirty (30) calendar days of the relevant invoice date, Airbus will restore the amount of such disputed invoice to the relevant goods and services credit pending final resolution of the validity of said invoice.

Notwithstanding the provisions of Paragraph 6 to Letter Agreement No. 1 to the A320 Purchase Agreement, once the balance of credits referenced in (i), (ii) and (iii) above have been reduced to zero by virtue of deducting the value of trade invoices from such credits, payment shall be made to Airbus by USA Group or the Company on account of any trade invoice in immediately available funds within thirty-five (35) calendar days. However, the concession granted in the preceding sentence shall expire upon the emergence of the Company from its current Chapter 11 bankruptcy, but in any event, not later than December 31, 2005 . Should USA Group or the Company fail to meet its obligation to pay or should trade payable balance of USA Group and the Company, collectively, exceed the aggregate amount of US dollars - five hundred thousand (US$500,000) at any time, Airbus reserves the right to stop or otherwise suspend deliveries of goods and services and/or implement other credit terms.

8.      An amendment to reschedule firm aircraft to be delivered under the both the A320 Purchase Agreement and the A330 Purchase Agreement.

9.      The parties agree that the amendments to the purchase agreements contemplated above shall not in any way constitute an assumption of such agreements.

10.      The parties agree to waive any step-up interest rate associated with the registration rights agreement related to US Airways Pass Through Trust 2000-3C for the period ending December 31, 2005

11.      The parties agree that during the current Chapter 11 case, US Airways may purchase at par plus accrued interest such 2000-3C and/or 2001-1C notes as are owned by Airbus Financial Services ("AFS"), it being understood that AFS shall not be limited in its right to sell or otherwise dispose of such notes at any time.

12.      Each of the Company and USA Group shall, subject to approval by the Committee of Unsecured Creditors, waive any right it may have or may hereafter acquire to assert any claim under Section 547 of the Bankruptcy Code or otherwise that any payment made by USA Group or the Company pursuant to the Certificate Purchase Agreement dated as of July 15, 2004 among AVSA S.A.R.L ("AVSA"), AFS, the Company and USA Group constitutes a preferential payment or otherwise ought to be avoided or paid over by AVSA, AFS or any of its affiliates to the USA Group or the Company, to any trustee or other representative in bankruptcy appointed for USA Group, the Company or the Court.

13.      The parties agree that the amendments contemplated by this Letter Agreement shall be submitted by the Company for approval by the bankruptcy court and to provide such notices as are necessary to permit the contemplated amendments to be heard at the Company's regular Omnibus Hearing currently scheduled for January 27, 2005 and that the Framework Agreement and all related documentation that is to be filed with the bankruptcy court shall be redacted in a manner satisfactory to the parties.

The obligations of the parties set forth in this Letter Agreement are subject to, and shall not be binding upon the parties until, the execution and delivery of definitive documentation of the transactions contemplated herein.

If the foregoing correctly sets forth our understanding, please acknowledge such understanding in the space provided below.

Yours sincerely,

US AIRWAYS GROUP, INC.                     AIRBUS NORTH AMERICA SALES INC.

By:_________________                         By: ______________

Its:_________________                         Its: ______________

US AIRWAYS, INC.

By:_________________

Its: :_________________